As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquestive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30 Technology Drive Warren, NJ 07059	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended

(Full title of the plan)

A. Ernest Toth, Jr.

Chief Financial Officer

Aquestive Therapeutics, Inc.

30 Technology Drive

Warren, NJ 07059

(Name and address of agent for service)

(908) 941-1900

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Lori J. Braender

Chief Legal Officer and Corporate Secretary

Aquestive Therapeutics, Inc.

30 Technology Drive

Warren, NJ 07059

908-941-1900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Aquestive Therapeutics, Inc. (the “Registrant”) for the purpose of registering an additional 3,656,549 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant available for issuance under the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), pursuant to provisions of the 2018 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2018 Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-8 on July 27, 2018 (File No. 333-226399), January 8, 2021 (File No. 333-251984), January 7, 2022 (File No. 333-262051), January 18, 2023 (File No. 333-269292), August 9, 2023 (File No. 333-273857), and February 12, 2024 (File No. 333-277015) (collectively, the “Prior Registration Statements”) registering shares of Common Stock issuable under the 2018 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by the Registrant, are incorporated herein by reference; provided, however, that any reports or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 5, 2024;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Commission on August 6, 2024;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Commission on November 4, 2024;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 15, 2024, March 21, 2024, April 1, 2024, April 22, 2024, April 29, 2024, June 6, 2024, June 21, 2024, July 25, 2024, August 14, 2024, September 27, 2024, October 16, 2024, October 24, 2024, October 25, 2024, November 7, 2024, December 2, 2024, and December 19, 2024; and

(f)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38599) filed with the Commission on July 20, 2018, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 11, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents; provided, however, that any reports or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (filed as Exhibit 4.1 to the Registration Statement on Form S-8 of the Registrant (File No. 333-273857), as filed on August 9, 2023 and incorporated by reference herein).

5.1	Legal Opinion of Lori J. Braender, Chief Legal Officer and Corporate Secretary, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

107	Filing Fee Table, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Somerset, State of New Jersey, on this 24th day of January, 2025.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Daniel R. Barber
Name:	Daniel R. Barber
Title:	President and Chief Executive Officer